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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2004

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada (Address of Principal Executive Offices)	L4G 7K1 (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
  (b)
  On September 16, 2004, Douglas R. Tatters resigned as a Vice-President and Controller of the Registrant. Mr. Tatters had served as Vice-President and Controller of the Registrant since March 26, 2001.

  (c)
  The Registrant's board of directors has appointed Mary Lyn Seymour, age 36, as Controller of the Registrant effective September 16, 2004.

    Ms. Seymour has served as Director of Finance (a non-officer position) of the Registrant since May 17, 2001. Prior to joining the Registrant, Ms. Seymour served in various positions at PricewaterhouseCoopers (an accounting firm) since September 1990, the latest being Senior Manager.

    MEC has entered into an employment agreement with Ms. Seymour which provides for a base salary of Cdn.$172,000 per annum, a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting her employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
Date: September 22, 2004.
	by:	/s/ GARY M. COHN Gary M. Cohn, Secretary

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SIGNATURES